                             ACCOUNTANTS' CONSENT




     We have issued our report dated March 14, 1997, accompanying the financial statements of The Sabina Bank which are included in Amendment No. One to the Form S-4 of Premier Financial Bancorp, Inc. We hereby consent to the inclusion of said report in Amendment No. One to Premier Financial Bancorp, Inc.'s Form S-4 as filed with the Securities and Exchange Commission on or about September 17, 1997.


                                 /s/ GRANT THORNTON LLP
                                 --------------------------
                                 GRANT THORNTON LLP


Cincinnati, Ohio
September 15, 1997